Exhibit 10.88

AMENDMENT NO. 1

TO

SLA BRANDS, INC.

SALES REPRESENTATION CONTRACT

This Amendment No. 1 (the “Amendment”) to SLA Brands, Inc. Sales Representation Contract entered into effective February 1, 2015 by and between Oculus Innovative Sciences, Inc. (“Client”) and SLA Brands, Inc. (“SLA” and together with the Client, the “Parties”)) is made and entered into as of November 6, 2015 by and between the Parties.

RECITALS

A. The Client and SLA previously entered into that certain Sales Representation Contract effective February 1, 2015 (the “Agreement”).

B. The Client and SLA each wish to modify certain terms of the Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants agreements and representations contained in this Amendment and the Agreement, the parties hereto agree as follows:

1. Definitions. Except as may be expressly provided in this Amendment, all capitalized terms used in this Amendment which are defined in the Agreement shall have meanings in this Amendment as in the Agreement.

2. Amendment to Section 10, Commissions. The entire text of Section 10, Commissions, of the Agreement is hereby deleted and replaced with the following text to read in its entirety as follows:

“To pay SLA a commission or brokerage, of (i) [ ]* percent [ ]* on each and every sale, as provided herein, of Products in the Pet Specialty Channel in the Territory, and (ii) [ ]* percent [ ]* on each and every sale,, as provided herein, of Products in the Pet Specialty Channel in the Territory, as provided in Section 20 of the Agreement or, if earlier, through the two-year anniversary of this Amendment. The percentage rate of commission, or brokerage, shall be computed on the price of the products sold during the term of this Agreement, after shipping, insurance, taxes, duties and similar amounts and after discounts and returns are deducted from the sales, said brokerage payment to be made promptly within fifteen (15) after the end of each month on amounts received by Client on paid invoices.”

3. Amendment to Attachment A, Product Description. The entire text of Attachment A, Product Description, attached to the Agreement is hereby deleted and replaced with the following text to read in its entirety as follows:

“All Oculus Innovative Sciences, Inc. MicrocynAH labeled products intended for use to promote health in non-human animals as of the date hereof, which products are not required to be prescribed or dispensed by a veterinarian or other animal health professional”

1

4. Amendment to Attachment B, Channels of Trade. The entire text under the heading “Channels of Trade” on Attachment B Territory, attached to the Agreement is hereby deleted and replaced with the following text to read in its entirety as follows:

“Retail outlets whose primary merchandise is companion animal consumables and non-consumables (such as PetMart and Petco), and distributors whose primary business is supplying animal health care products for companion animals to such outlets (“Pet Specialty Channel”). Pet Specialty Channel does not include the Ethical, Food, Drug, Mass, and Farm and Ranch (including Equine) channels of trade. Pet Specialty Channels does include catalogs and online retailers, in each case whose primary merchandise is companion animal consumables and nonconsumables, except as otherwise provided under “Additional Account Inclusions” on Attachment D attached to the Agreement.”

5. Amendment to Attachment B, Territory. The entire text under the heading “Territory” on Attachment B, Territory, attached to the Agreement is hereby deleted and replaced with the words “United States and Canada solely through the Pet Specialty Channel.”

6. Additions to Attachment C, Account Exclusions. The name “Manna Pro Products LLC” is hereby added below the heading “List of Account Exclusions” on Attachment C, Account Exclusions.

7. Addition to Attachment D, Additional Account Inclusions.

(a) The sentence “SLA acknowledges and agrees that SLA’s sales representation rights in any such account shall be non-exclusive and otherwise subject to the terms of the Agreement.” is hereby inserted at the end of the preamble on Attachment D, Additional Account Inclusions, attached to the Agreement.

(b) The words, “Tractor Supply Co,. – applies to MicrocynAH brand only” in the second line under the heading “List of additional accounting inclusions” on Attachment D, Additional Account Inclusions, attached to the Agreement is hereby deleted.

8. Amendment to Attachment E, Performance Requirements & Incentives. The table below the heading “Performance Requirements” on Attachment E, Performance Requirements & Incentives, attached to the Agreement, is hereby amended to delete the vertical column entitled “Minimum Total Sales (Equine)” and to recalculate the totals in the vertical column entitled “Combined Total” as set forth below.

Year (Jan. 1–Dec. 31)	Minimum Total Sales (Pet)	Minimum Total Sales New Products	Combined Total
2016	[ ]†	[ ]†	[ ]†
2017	[ ]†	[ ]†	[ ]†
2018	[ ]†	[ ]†	[ ]†

9. Conflict. In the event of any conflict between the provisions of this Amendment and the unamended provisions of the Agreement, the provisions of this Amendment shall prevail and the provisions of the Agreement shall be deemed modified by this Amendment as necessary to resolve such conflict.

† Confidential material redacted and separately filed with the Commission.

2

10. Effect of Amendment. Except as expressly amended by this Amendment and/or by the preceding sentence, the terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parities hereto have duly executed this Amendment as of day and year first above written.

CLIENT: OCULUS INNOVATIVE SCIENCES, INC. By: /s/ Robert Miller Name: Robert Miller Title: Chief Financial Officer	SLA: SLA BRANDS, INC. By: /s/ Michael Lasky Name: Michael Lasky Title: Partner

3